UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 1, 2019
Date of Report
(Date of earliest event reported)
WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, on March 1, 2019 (the “Closing Date”), WSFS Financial Corporation (“WSFS” or the “Company”), the parent holding company of Wilmington Savings Fund Society, FSB (“WSFS Bank”), completed the transactions contemplated by the Agreement and Plan of Reorganization, dated as of August 7, 2018, as amended on November 1, 2018 (the “Agreement”), by and between WSFS and Beneficial Bancorp, Inc. (“Beneficial”), the parent holding company of Beneficial Bank. On the Closing Date, (i) Beneficial was merged with and into WSFS, with WSFS continuing as the surviving corporation (the “Merger”) (the effective time of the Merger, the “Effective Time”) and (ii) simultaneously with the Merger, Beneficial Bank was merged with and into WSFS Bank, with WSFS Bank continuing as the surviving bank (together with the Merger, the “Mergers”). The Mergers were described in the Registration Statement on Form S-4 (File No. 333-227573) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 27, 2018 and amended on November 2, 2018 (the “Registration Statement”).
Pursuant to the terms of the Agreement, the WSFS board of directors (the “Board”) increased the number of directors that comprised the Board to 14 directors, an increase of three, and appointed each of Gerard P. Cuddy, Michael Donahue and Karen Dougherty Buchholz to fill the new seats on the Board, effective as of the Effective Time, to hold such office until his or her successor is elected and qualified or until his or her resignation or removal. Prior to the Merger, Mr. Cuddy was President and Chief Executive Officer of Beneficial, and Mr. Donahue and Ms. Buchholz were non-employee directors of Beneficial.
Messrs. Cuddy and Donahue and Ms. Buchholz will each be entitled to receive compensation as a non-employee member of the Board, as described the section entitled “Compensation of the Board of Directors” in the Company’s 2018 Proxy Statement, filed with the SEC on March 23, 2018.
In connection with the Agreement, Mr. Cuddy entered into a letter agreement with WSFS (the “Cuddy Letter Agreement”), effective as of the Closing Date. A description of the terms of the Cuddy Letter Agreement is set forth in the section titled “Interests of Beneficial’s Directors and Executive Officers in the Mergers” of the Registration Statement and such description is incorporated herein by reference. The description of the Cuddy Letter Agreement is not complete and is subject to and qualified in its entirety by reference to the Cuddy Letter Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. In connection with his appointment, Mr. Cuddy has also been appointed as Vice Chairman of the board of directors of WSFS Bank.
Since the beginning of the last fiscal year there have been no related party transactions between WSFS and any of Messrs. Cuddy or Donahue or Ms. Buchholz that would be reportable under Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On March 5, 2019, the Company issued a press release announcing the appointments of Messrs. Cuddy and Donahue and Ms. Buchholz to the Board. A copy of the Company’s press release dated March 5, 2019 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information (including Exhibit 99.1) is being furnished under Item 7.01 of this Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Other Exhibits.
(d) Exhibits.

Number	Description
10.1	Letter Agreement, dated as of August 7, 2018, by and between WSFS Financial Corporation and Gerard P. Cuddy
99.1	Press Release dated March 5, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	March 5, 2019	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer